Exhibit 99.1

RR DONNELLEY REPORTS FIRST-QUARTER 2012 RESULTS

Highlights:

•	First-quarter 2012 GAAP earnings per diluted share of $0.21 increased 31% from GAAP earnings per diluted share of $0.16 in the first quarter of 2011
•	First-quarter 2012 non-GAAP earnings per diluted share of $0.44 increased 33% from the non-GAAP earnings per diluted share of $0.33 in the first quarter of 2011
•	Company reaffirms 2012 full-year guidance for both non-GAAP earnings per diluted share and operating cash flow less capital expenditures

CHICAGO, May 2, 2012 – R.R. Donnelley & Sons Company (NASDAQ: RRD) today reported first-quarter net earnings attributable to common shareholders of $37.4 million, or $0.21 per diluted share, on net sales of $2.5 billion compared to net earnings of $33.9 million, or $0.16 per diluted share, on net sales of $2.6 billion in the first quarter of 2011. First-quarter 2012 net earnings attributable to common shareholders included pre-tax charges for restructuring ($40.7 million) and impairment ($9.3 million, non-cash), a loss on debt extinguishment ($12.1 million), acquisition-related expenses ($0.3 million) and a $19.8 million pre-tax favorable adjustment to accounts receivable for prior periods’ over-accruals of rebates owed to certain customers within the office products reporting unit in the U.S. Print and Related Services segment. First-quarter 2011 net earnings attributable to common shareholders included pre-tax charges for restructuring ($42.7 million) and impairment ($8.1 million, non-cash) and acquisition-related expenses ($0.4 million).

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings attributable to common shareholders totaled $78.8 million, or $0.44 per diluted share, in the first quarter of 2012 compared to $68.6 million, or $0.33 per diluted share, in the first quarter of 2011. First-quarter non-GAAP net earnings attributable to common shareholders exclude restructuring and impairment charges and acquisition-related expenses for both years as well as the loss on debt extinguishment in 2012. For non-GAAP comparison purposes, the effective tax rate decreased to 29.3% in the first quarter of 2012 from 32.7% in the first quarter of 2011, resulting from a release of valuation allowances on deferred tax assets within Europe. A reconciliation of GAAP net earnings attributable to common shareholders to non-GAAP net earnings attributable to common shareholders is presented in the attached schedules.

“We are pleased with our first-quarter results,” said Thomas J. Quinlan III, RR Donnelley's President and Chief Executive Officer. “The revenue trend improved from the fourth quarter of 2011, reflecting a favorable trend in customer demand and new customer wins that we added to the platform during the quarter. We expect this improved trend, in conjunction with our continuing cost management efforts, to have a positive impact going forward.”

RR DONNELLEY REPORTS FIRST-QUARTER 2012 RESULTS

Business Review

The Company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The Company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.5 billion, down $58.6 million, or 2.3%, from the first quarter of 2011. Pro forma for acquisitions, net sales decreased 2.7%, due to volume declines in certain product offerings, price erosion and a 76 basis point unfavorable impact of changes in foreign exchange rates, partially offset by an adjustment to accounts receivable for prior periods’ over-accruals of rebates owed to certain customers within the office products reporting unit. Gross margin of 23.0% in the first quarter of 2012 declined from 24.3% in the first quarter of 2011 as an unfavorable product mix, pricing pressure and the reinstatement of the Company’s 401k plan match more than offset lower pension expense and the impact of the rebate adjustment. SG&A expense as a percentage of net sales in the first quarter of 2012 improved to 11.2% from 12.7% in the first quarter of 2011 primarily due to productivity improvements as well as lower pension and variable compensation expenses. Operating earnings of $121.4 million, which were impacted by restructuring and impairment charges and acquisition-related expenses totaling $50.3 million in the first quarter of 2012, compared to operating earnings of $109.4 million in the first quarter of 2011, which included restructuring and impairment charges and acquisition-related expenses totaling $51.2 million.

Excluding restructuring and impairment charges and acquisition-related expenses, non-GAAP operating margin improved to 6.8% in the first quarter of 2012 from 6.2% in the first quarter of 2011. Lower pension expense, the customer rebate adjustment, lower depreciation and amortization, productivity improvements and lower variable compensation expense more than offset an unfavorable product mix and continued pricing pressure.

Segments

Net sales for the U.S. Print and Related Services segment decreased 3.1% from the first quarter of 2011 to $1.9 billion in the first quarter of 2012. Pro forma for acquisitions, net sales in the segment decreased 3.6%, as volume declines in books and directories, variable print and financial print, lower pass-through paper sales and continued pricing pressure across the segment more than offset the customer rebate adjustment and volume increases in logistics. The segment’s operating income of $139.2 million in the first quarter of 2012, which was negatively impacted by charges for restructuring and impairment of $39.7 million, decreased $2.7 million from operating income of $141.9 million in the first quarter of 2011, which included charges for restructuring and impairment of $38.2 million. The segment’s non-GAAP operating margin of 9.5% in the first quarter of 2012 improved 20 basis points from the first quarter of 2011, as productivity improvements, the customer rebate adjustment, lower depreciation and amortization, and lower variable compensation expense more than offset volume declines, an unfavorable product mix, pricing pressure and a lower recovery on by-products.

Net sales for the International segment of $643.5 million increased slightly from the first quarter of 2011. Volume growth in business process outsourcing, Asia and Latin America and higher pass-through paper sales in Europe were mostly offset by a $19.7 million (307 basis points) unfavorable impact of changes in foreign exchange rates, volume declines in Europe and the impact of continued pricing pressure across the segment. The segment’s operating income of

RR DONNELLEY REPORTS FIRST-QUARTER 2012 RESULTS

$30.6 million in the first quarter of 2012, which was negatively impacted by charges for restructuring and impairment of $5.4 million, decreased $13.5 million from operating income of $44.1 million in the first quarter of 2011, which included charges for restructuring and impairment of $9.2 million. The segment’s non-GAAP operating margin declined to 5.6% in the first quarter of 2012 from 8.3% in the first quarter of 2011 as pricing pressure, wage and other inflationary increases in certain countries and an unfavorable product mix were only partially offset by lower depreciation and amortization and lower variable compensation expense.

Unallocated Corporate operating expenses decreased to $48.4 million in the first quarter of 2012 as compared to $76.6 million in the first quarter of 2011. Excluding charges for restructuring and impairment and acquisition-related expenses totaling $5.2 million in the first quarter of 2012 and $3.8 million in the first quarter of 2011, unallocated Corporate operating expenses decreased $29.6 million to $43.2 million in the first quarter of 2012. Lower pension expense, a lower provision for bad debt, productivity improvements and lower variable compensation expense were partially offset by the reinstatement of the 401k match and higher benefits-related expense.

Outlook—2012 Full-Year Guidance

For the full year of 2012, the Company continues to project non-GAAP net earnings per diluted share to be in the range of $1.84 to $1.92. This guidance assumes no additional shares are repurchased pursuant to the current authorization from the Company’s board of directors. The non-GAAP effective tax rate for 2012 is expected to be in the range of 29% to 32%. GAAP net earnings per diluted share in 2012 may include restructuring and impairment charges, acquisition-related expenses, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the Company is unable to provide full-year GAAP net earnings estimates at this time. In addition, the Company continues to project 2012 operating cash flow less capital expenditures of at least $500 million.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its first-quarter results today, Wednesday, May 2, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 847.413.9014, confirmation number 32251771. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 9850121#.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. The Company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, drive top-line growth, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the Company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients in virtually every private and public sector.

For more information, and for RR Donnelley's Corporate Social Responsibility Report, visit the company's web site at http://www.rrdonnelley.com.

RR DONNELLEY REPORTS FIRST-QUARTER 2012 RESULTS

Contact Information
Media:	Investors:
Doug Fitzgerald	Dave Gardella
EVP, Communications	SVP, Investor Relations
630.322.6830	312.326.8155
doug.fitzgerald@rrd.com	david.a.gardella@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; our ability to access unsecured debt in the capital markets and the reliability of the participants to our contractual lending and insurance agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers’ financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS FIRST-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of March 31, 2012 and December 31, 2011

(UNAUDITED)

(in millions, except per share data)

	March 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$415.0	$449.7
Receivables, less allowance for doubtful accounts	1,858.8	1,844.2
Income taxes receivable	44.3	32.4
Inventories	518.9	510.9
Prepaid expenses and other current assets	137.7	131.4

Total Current Assets	2,974.7	2,968.6

Property, plant and equipment - net	1,802.8	1,854.6
Goodwill	2,228.2	2,222.1
Other intangible assets - net	568.3	590.3
Other noncurrent assets	638.8	646.1

Total Assets	$8,212.8	$8,281.7

Liabilities
Accounts payable	$973.8	$1,063.3
Accrued liabilities	758.4	817.0
Short-term and current portion of long-term debt	346.8	243.7

Total Current Liabilities	2,079.0	2,124.0

Long-term debt	3,408.5	3,416.8
Pension liability	1,050.4	1,076.3
Postretirement benefits	227.8	227.3
Other noncurrent liabilities	355.3	375.1

Total Liabilities	7,121.0	7,219.5

Equity
Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2012 and 2011
Additional paid-in capital	2,823.3	2,888.7
Retained earnings	333.4	342.4
Accumulated other comprehensive loss	(820.6)	(863.3)
Treasury stock, at cost, 62.7 shares in 2012 (2011 - 64.5 shares)	(1,567.4)	(1,628.8)

Total RR Donnelley shareholders’ equity	1,072.4	1,042.7
Noncontrolling interests	19.4	19.5

Total Equity	1,091.8	1,062.2

Total Liabilities and Equity	$8,212.8	$8,281.7

RR DONNELLEY REPORTS FIRST-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2012 and 2011

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31,
	2012 GAAP	ADJUSTMENTS TO NON-GAAP	2012 NON-GAAP	2011 GAAP	ADJUSTMENTS TO NON-GAAP	2011 NON-GAAP
Products	$2,196.5	$—	$2,196.5	$2,266.4	$—	$2,266.4
Services	328.4	—	328.4	317.1	—	317.1

Total net sales	2,524.9	—	2,524.9	2,583.5	—	2,583.5

Products cost of sales (exclusive of depreciation and amortization)	1,702.9	—	1,702.9	1,726.8	—	1,726.8
Services cost of sales (exclusive of depreciation and amortization)	242.1	—	242.1	229.4	—	229.4
Selling, general and administrative expenses (exclusive of depreciation and amortization)	283.5	(0.3)	283.2	326.9	(0.4)	326.5
Restructuring and impairment charges-net	50.0	(50.0)	—	50.8	(50.8)	—
Depreciation and amortization	125.0	—	125.0	140.2	—	140.2

Total operating expenses	2,403.5	(50.3)	2,353.2	2,474.1	(51.2)	2,422.9

Income from operations	121.4	50.3	171.7	109.4	51.2	160.6

Interest expense—net	60.7	—	60.7	57.9	—	57.9
Investment and other (income) expense—net	(1.2)	—	(1.2)	0.2	—	0.2
Loss on debt extinguishment	12.1	(12.1)	—	—	—	—

Earnings before income taxes	49.8	62.4	112.2	51.3	51.2	102.5

Income tax expense	11.9	21.0	32.9	17.0	16.5	33.5

Net earnings	37.9	41.4	79.3	34.3	34.7	69.0

Less: Income attributable to noncontrolling interests	0.5	—	0.5	0.4	—	0.4

Net earnings attributable to RR Donnelley common shareholders	$37.4	$41.4	$78.8	$33.9	$34.7	$68.6

Earnings per share attributable to RR Donnelley common shareholders:
Basic net earnings per share	$0.21		$0.44	$0.16		$0.33
Diluted net earnings per share	$0.21		$0.44	$0.16		$0.33
Weighted average common shares outstanding:
Basic	179.4		179.4	207.2		207.2
Diluted	180.4		180.4	209.8		209.8

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS FIRST-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2012 and 2011

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31, 2012				For the Three Months Ended March 31, 2011
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$121.4	4.8%	$37.4	$0.21	$109.4	4.2%	$33.9	$0.16

Non-GAAP adjustments:
Restructuring charges (1)	40.7	1.6%	27.0	0.15	42.7	1.7%	28.8	0.14
Impairment charges (2)	9.3	0.4%	6.2	0.03	8.1	0.3%	5.5	0.03
Acquisition-related expenses (3)	0.3	—	0.3	0.00	0.4	0.0%	0.4	0.00
Loss on debt extinguishment (4)	—	—	7.9	0.05	—	—	—	—

Total Non-GAAP adjustments	50.3	2.0%	41.4	0.23	51.2	2.0%	34.7	0.17

Non-GAAP measures	$171.7	6.8%	$78.8	$0.44	$160.6	6.2%	$68.6	$0.33

(1)	Restructuring charges (pre-tax): Operating results for the three months ended March 31, 2012 and 2011 were affected by the following restructuring charges:

	2012	2011
Employee termination costs (a)	$36.8	$24.8
Other charges (b)	3.9	17.9

Total restructuring charges	$40.7	$42.7

(a)	employee termination costs resulted from the reorganization of sales and administrative functions across all segments, as well as facility closures and the reorganization of certain operations.
(b)	includes lease termination and other facility costs.
(2)	Impairment charges (pre-tax): Operating results for the three months ended March 31, 2012 and 2011 were affected by the following impairment charges:

	2012	2011
Other long-lived asset impairments	9.3	8.1

Total impairment charges	$9.3	$8.1

(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(4)	Loss on debt extinguishment: Pre-tax loss of $12.1 million on the repurchase of $341.8 million of 4.95% senior notes due April 1, 2014 and $100.0 million of 5.50% senior notes due May 15, 2015.

RR DONNELLEY REPORTS FIRST-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended March 31, 2012 and 2011

(UNAUDITED)

(in millions)

	U.S. Print and Related Services	International	Corporate	Consolidated
For the Three Months Ended March 31, 2012
Net sales	$1,881.4	$643.5	$—	$2,524.9
Operating expense	1,742.2	612.9	48.4	2,403.5

Income (loss) from operations	139.2	30.6	(48.4)	121.4
Operating margin %	7.4%	4.8%	nm	4.8%

Non-GAAP Adjustments
Restructuring charges	31.7	4.4	4.6	40.7
Impairment charges	8.0	1.0	0.3	9.3
Acquisition-related expenses	—	—	0.3	0.3

Total Non-GAAP adjustments	39.7	5.4	5.2	50.3

Non-GAAP income (loss) from operations	$178.9	$36.0	$(43.2)	$171.7
Non-GAAP operating margin %	9.5%	5.6%	nm	6.8%

Depreciation and amortization	87.6	27.5	9.9	125.0
Capital expenditures	27.1	11.1	7.1	45.3

For the Three Months Ended March 31, 2011
Net sales	$1,941.1	$642.4	$—	$2,583.5
Operating expense	1,799.2	598.3	76.6	2,474.1

Income (loss) from operations	141.9	44.1	(76.6)	109.4
Operating margin %	7.3%	6.9%	nm	4.2%

Non-GAAP Adjustments
Restructuring charges	31.3	8.7	2.7	42.7
Impairment charges	6.9	0.5	0.7	8.1
Acquisition-related expenses	—	—	0.4	0.4

Total Non-GAAP adjustments	38.2	9.2	3.8	51.2

Non-GAAP income (loss) from operations	$180.1	$53.3	$(72.8)	$160.6
Non-GAAP operating margin %	9.3%	8.3%	nm	6.2%

Depreciation and amortization	99.9	30.4	9.9	140.2
Capital expenditures	17.3	25.8	4.0	47.1

RR DONNELLEY REPORTS FIRST-QUARTER 2012 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2012 and 2011

(UNAUDITED)

(in millions)

	000000000	000000000
	2012	2011
Operating Activities
Net earnings	$37.9	$34.3
Adjustment to reconcile net earnings to net cash used in operating activities	179.0	151.3
Changes in operating assets and liabilities	(268.9)	(192.8)

Net cash used in operating activities	$(52.0)	$(7.2)

Net cash used in investing activities	$(46.3)	$(64.3)

Net cash provided by (used in) financing activities	$52.0	$(56.4)

Effect of exchange rate on cash and cash equivalents	11.6	8.1

Net decrease in cash and cash equivalents	$(34.7)	$(119.8)

Cash and cash equivalents at beginning of period	449.7	519.1

Cash and cash equivalents at end of period	$415.0	$399.3

RR DONNELLEY REPORTS FIRST-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended March 31, 2012 and 2011

(UNAUDITED

(in millions)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
For the Three Months Ended March 31, 2012
U.S. Print and Related Services	$1,881.4	$—	$1,881.4
International	643.5	—	643.5

Consolidated	$2,524.9	$—	$2,524.9

For the Three Months Ended March 31, 2011
U.S. Print and Related Services	$1,941.1	$11.3	$1,952.4
International	642.4	—	642.4

Consolidated	$2,583.5	$11.3	$2,594.8

Net sales change
U.S. Print and Related Services	(3.1%)		(3.6%)
International	0.2%		0.2%
Consolidated	(2.3%)		(2.7%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended March 31, 2012 and 2011 to pro forma net sales as if the acquisitions took place as of January 1, 2011.

There were no acquisitions during the three months ended March 31, 2012.

For the three months ended March 31, 2011, the adjustment for net sales of acquired businesses reflects the net sales of Journalism Online (acquired March 24, 2011), Helium, Inc. (acquired June 21, 2011), Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011), Genesis Packaging & Design Inc. (acquired September 6, 2011) and StratusGroup, Inc. (acquired November 21, 2011).

RR DONNELLEY REPORTS FIRST-QUARTER 2012 RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of March 31, 2012 and December 31, 2011

(UNAUDITED)

(in millions)

	March 31, 2012	December 31, 2011
Total Liquidity (1)
Cash (2)	$415.0	$449.7
Committed Credit Agreement (3)	1,518.7	1,417.7

	1,933.7	1,867.4
Usage
Borrowings under Credit Agreement	327.0	65.0

Net Available Liquidity	$1,606.7	$1,802.4

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Approximately 89% of cash as of March 31, 2012 and as of December 31, 2011 was located outside the U.S., most of which is subject to U.S. federal income taxes and local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash is further restricted by local laws.
(3)	$1.75 billion unsecured and committed credit agreement (the "Credit Agreement") expiring on December 17, 2013. The Credit Agreement contains a financial covenant that limits total debt to four times adjusted EBITDA (as defined in the Credit Agreement) for the last twelve months as described therein. Based on the results of operations for the three months ended March 31, 2012 and existing debt at that date, the current amount available under the Credit Agreement at March 31, 2012 is $1.2 billion. See the table below for a reconciliation of the stated amount to the current availability.

March 31, 2012
Stated amount of Credit Agreement	$1,750.0
Less: availability reduction from covenants	231.3

Total amount available	1,518.7
Less: borrowings under Credit Agreement	327.0

Current availability at March 31, 2012	$1,191.7